Exhibit 99.2

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt about the Offer or the action you should take, you are recommended to seek your own personal financial advice from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser authorised under the Financial Services and Markets Act 2000 if you are resident in the United Kingdom or, if not, from another appropriately authorised independent financial adviser.

If you have sold or otherwise transferred all your Units, please forward this document and the accompanying documentation as soon as possible to the purchaser or transferee, or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for delivery to the purchaser or transferee. These documents should not, however, be mailed or otherwise sent into Italy, Canada or Japan or any other jurisdiction if to do so would constitute a violation of the laws of such jurisdiction. If you have sold or otherwise transferred only part of your holding of Units, you should retain these documents.

This Form of Acceptance should be read in conjunction with the accompanying Offer Document, Registration Document and Securities Note. The definitions used in the Offer Document apply in this Form of Acceptance. The provisions of Parts A and D of Chapter 6 of the Offer Document are deemed to be incorporated in and form part of this Form of Acceptance and should be read carefully by Certificated Registered Unitholders.

FORM OF ACCEPTANCE, AUTHORITY AND ELECTION

IN RESPECT OF THE

OFFER BY

GROUPE EUROTUNNEL SA ("GET SA")

FOR

THE UNITS COMPRISING ONE SHARE OF

EUROTUNNEL SA

AND ONE SHARE OF

EUROTUNNEL P.L.C.

PROCEDURE FOR ACCEPTANCE

  •
  If you are a Certificated Registered Unitholder and you wish to accept the Offer, use this Form of Acceptance and follow the instructions and notes for guidance set out on pages 2, 5 and 6. All Certificated Registered Unitholders who are individuals must sign the Form of Acceptance in the presence of a witness who must also sign where indicated. If you hold Certificated Registered Units jointly with others, you must arrange for all your co-holders to sign this Form of Acceptance.

  •
  The information on pages 5 and 6 of this Form of Acceptance may help to answer queries you may have about the Form of Acceptance and procedure for responding to the Offer.

  •
  Please return this Form of Acceptance, duly completed and signed and accompanied by your Unit certificate(s) and/or other document(s) of title either by post or, during normal business hours, by hand to Computershare Investor Services PLC, PO Box 859, The Pavilions, Bridgwater Road, Bristol BS99 1XZ, or by hand only during normal business hours to Computershare Investor Services PLC, 2nd Floor, Vintners Place, 68 Upper Thames Street, London EC4V 3BJ, as soon as possible, but in any event so as to be received by no later than 4.30 p.m. (London time) on the Offer Closing Date. A first class reply-paid envelope (for use in the UK only) is enclosed for documents sent by post.

  •
  If your Units are in uncertificated form (that is, in CREST) you should NOT complete this Form of Acceptance. You may only accept the Offer in respect of such Units by TTE Instruction in accordance with the procedure set out in paragraph 1.2 of Part D of Chapter 6 of the Offer Document. You should ensure that the TTE Instruction settles not later than 4.30 p.m. (London time) on the Offer Closing Date. If you are a CREST sponsored member you should refer to your CREST sponsor before taking any action. Only your CREST sponsor will be able to send the necessary TTE Instruction to CRESTCo in relation to your CREST Units.

  •
  If you hold both Certificated Registered Units and CREST Units, you should only complete this Form of Acceptance in respect of your Certificated Registered Units.

  •
  If your Unit certificate(s) and/or other document(s) of title is/are not readily available or is/are lost, this Form of Acceptance should nevertheless be completed, signed and returned as stated above so as to be received no later than 4.30 p.m. (London time) on the Offer Closing Date and the Unit certificate(s) and/or other document(s) of title or an indemnity satisfactory to GET SA should be lodged as soon as possible thereafter with Computershare Investor Services PLC at either of the addresses set out above.

  •
  References in this Form of Acceptance to the "Offer Document" are to the offer document of GET SA, ESA and EPLC accompanying this Form of Acceptance and which contains details of the Offer.

  •
  A Form of Acceptance contained in an envelope postmarked in Italy, Canada or Japan or otherwise appearing to GET SA or its agents to have been sent from any of those countries will not constitute a valid acceptance of the Offer.

DETACH PAGES 1, 2, 5 and 6 BEFORE RETURNING THIS FORM OF ACCEPTANCE
IF YOU HAVE ANY QUESTIONS AS TO HOW TO COMPLETE THIS FORM OF ACCEPTANCE, PLEASE CONTACT COMPUTERSHARE INVESTOR SERVICES PLC ON 0870 703 0039 (+44 870 703 0039 FROM OUTSIDE THE UK)

HOW TO COMPLETE THIS FORM OF ACCEPTANCE

The provisions of Parts A and D of Chapter 6 of the Offer Document are incorporated into and form part of this Form of Acceptance.

1      The Offer

        To accept the Offer, insert in Box 1 the total number of Certificated Registered Units for which you wish to accept the Offer. You must also sign Box 2 which will constitute your acceptance of the Offer.

        If applicable you should also complete Boxes 3 to 10. If no number or a number greater than your registered holding of Certificated Registered Units is inserted in Box 1 and you have signed Box 2 you will be deemed to have inserted in Box 1 and to have accepted the Offer in respect of your entire holding of Certificated Registered Units (being your entire holding in certificated form under the name and address specified above Box 1). If you put "No" in Box 3, you may be deemed not to have accepted the Offer.

2      Signatures

        You must sign Box 2 regardless of which other box(es) you complete and, in the case of a joint holding, arrange for all other joint holders to do likewise. Each holder who is an individual must sign in the presence of a witness who must also sign and complete Box 2 where indicated. The witness must be over 18 years of age and must not be one of the joint registered holders.

        The same witness may witness each signature of the joint holders. If the acceptance is not made by the registered holder(s), insert the name(s) and capacity (e.g. executor) of the person(s) making the acceptance. A company may either execute under seal, the seal being affixed and witnessed in accordance with its articles of association or other regulations or, if applicable, in accordance with Section 36A of the UK Companies Act 1985. A company incorporated outside England and Wales should execute in accordance with the laws of the relevant jurisdiction in which the company is incorporated. Each officer signing should state the office he holds. In all cases, execution on behalf of the company should be expressed to be by the company

3      Overseas Unitholders

        If you are unable to give the representations and warranties required by paragraph 7(c) of Part D of Chapter 6 of the Offer Document, YOU MUST PUT "NO" IN BOX 3. If you do not put "NO" in Box 3 you will be deemed to have given such representations and warranties.

4      Alternative address for despatch of documents

        If you wish for documents to be sent to an address other than the address of the first named holder set out above Box 1 or to someone other than the first named registered holder at the address set out above Box 1 (e.g. your bank manager or stockbroker) you should complete Box 4. Box 4 must also be completed by holders with registered addresses in Italy, Canada or Japan or holders who have an address in Italy, Canada or Japan. You must not insert in Box 4 an address in Italy, Canada or Japan.

5      To hold GET SA Shares and Warrants directly in the French register (see Note 10 below)

        To elect to hold your GET SA Shares and Warrants directly in the French register of GET SA under the Offer, you should place an "X' in Box 5. If you complete Box 5 you must also complete Boxes 6, 7, 8, 9 and, if applicable, 10. Please read paragraph 3.1 of Part D of Chapter 6 of the Offer Document before making this election.

        If you do not have a registered address in one of the Permitted CDI Corporate Nominee Jurisdictions, you do not need to complete Box 5 as you will not be able to hold CDIs and will only to able to hold your GET SA Ordinary Shares and Warrants directly in the register of GET SA.

Note: This form is issued only to the addressee(s) and is specific to the class of security and the unique designated account printed hereon. This personalised form is not transferable between different (i) account holders; (ii) classes of security; or (iii) uniquely designated accounts. GET SA and Computershare Investor Services PLC accept no liability for any instruction that does not comply with these conditions.

OFFER FOR UNITS REPRESENTING SHARES IN EUROTUNNEL SA AND EUROTUNNEL P.L.C.—FORM OF ACCEPTANCE

☐ Please tick this box if your details opposite have changed or are incomplete and update below.
For
Receiving
Agents Use
Only

	Postcode	Holding

Cover
For information purposes only: Number of Eurotunnel Units held by you as at the close of business on 2 April 2007
Query
Unitholder Reference Number
Please enter here a daytime telephone number (including STD Code) where you can be contacted in the event of any query arising from completion of this Form of Acceptance.
1	TO ACCEPT THE OFFER	Box 1
	Complete Box 1, Box 2 and if appropriate Boxes 3 to 10.	No. of Certificated Registered Units held for which you are accepting the Offer

2	ALL UNITHOLDERS TO SIGN HERE TO ACCEPT THE OFFER
Execution by individuals
Signed and delivered as a deed by:
	Signature(s) of Unitholder(s)	Name of witness	Signature of witness
1

2

3

4

NOTE: All holders of Certificated Registered Units who are individuals should sign the Form of Acceptance in the presence of a witness who should also sign and print his/her name where indicated. The witness must be a person who is over 18 years of age who is not another joint holder and the same witness may witness on behalf of all or any registered holders.

Execution by a company: The common seal was affixed/executed as a deed on behalf of the company named above in the presence of:

	Signature	Name of Director

Affix Company Seal Here	Signature	Name of *Director/Secretary

*Delete as appropriate
3	OVERSEAS UNITHOLDERS	Box 3
Please put "No" in Box 3 if you are unable to give the representations and warranties relating to Certificated Registered Unitholders in paragraph 7(c) of Part D of Chapter 6 of the Offer Document.

4	ALTERNATIVE ADDRESS	Box 4
Address, if not as specified in the box above Box 1, outside Italy, Canada and Japan to which any documentation is to be sent.
Name

Address

			Country	Postcode

5	TO HOLD YOUR GET SA ORDINARY SHARES AND WARRANTS DIRECTLY IN THE FRENCH REGISTER OF GET SA (see Note 10 below)		Box 5
	I/We have a registered address in one of the Permitted CDI Corporate Nominee Jurisdictions and I/we do not wish to hold CREST Depositary Interests ("CDIs") representing shares and warrants and would instead prefer to hold my/our shares and warrants directly in the French register of GET SA.	To elect to hold your shares and warrants directly in the French register, place an "X' in Box 5	☐
To make this election, you will also need to complete Boxes 6, 7, 8, 9 and, if applicable, 10 in full. If these are not completed (unless you have a registered address outside a Permitted CDI Corporate Nominee Jurisdiction), this election will be invalid and you will receive CDIs instead.

If you have elected to hold your shares and warrants directly in the French register of GET SA by completing Box 5, in order for your election to be valid, you will also need to complete the Boxes below for the Certificated Registered Unitholder (or, in the case of joint holders, each joint holder). If this is not completed correctly, you will be deemed to have elected for CREST Depository Interests ("CDIs") to be held through the Computershare Nominee Service (unless you have a registered address outside the Permitted CDI Corporate Nominee Jurisdictions).

Please complete the boxes below in BLOCK CAPITALS

BOX 6     Name, Address and Nationality

	HOLDER 1	HOLDER 2	HOLDER 3	HOLDER 4
Title:

First Name:

Surname:

Address:

Post Code:

Country:

Nationality:

BOX 7     Tax Address. Complete if the tax address for each holder is different to the above

	HOLDER 1	HOLDER 2	HOLDER 3	HOLDER 4
Tax Address:

Post Code:

Country:

BOX 8     City, Country, Department and Date of Birth. Complete the below box and, in the case of French residents only, department of birth for each holder

	HOLDER 1	HOLDER 2	HOLDER 3	HOLDER 4
Date of Birth:

Place of Birth:

Country of Birth:

BOX 9     Bank Account Details. Into which payments made by the company will be paid

	HOLDER 1	HOLDER 2	HOLDER 3	HOLDER 4
IBAN Number:

Country of Bank:

Preferred currency for payment:

Preferred correspondence language:

BOX 10     SIREN and SIRET Number. Only holders with French SIREN and SIRET numbers to complete

	HOLDER 1	HOLDER 2	HOLDER 3	HOLDER 4
SIREN:

SIRET:

FURTHER NOTES ABOUT COMPLETING AND LODGING THIS FORM OF ACCEPTANCE

        In order to be effective, this Form of Acceptance must, except as mentioned below, be signed personally by the registered holder or, in the case of a joint holding, by ALL the joint holders and each individual signature must be independently witnessed. A company must execute this Form of Acceptance under its common seal, the seal being affixed and witnessed in accordance with its articles of association or other regulations. Alternatively, a company to which section 36A of the UK Companies Act 1985 applies may execute this Form of Acceptance by a director and the company secretary or by two directors of the company signing the Form of Acceptance and a company incorporated outside England and Wales may sign in accordance with the laws of the relevant territory in which the company is incorporated. In both cases, execution should be expressed to be by the company and each person signing the Form of Acceptance should state the office which he/she holds and insert the name of the company above or alongside his/her signature. In order to avoid delay and inconvenience to yourself, the following points may assist you:

1.
If a holder is away from home (e.g. abroad or on holiday).    Send this Form of Acceptance and the Offer Document by the quickest means (e.g. air mail), but not in or into Italy, Canada or Japan, to the holder for execution or, if he/she has executed a power of attorney giving sufficient authority, have this Form of Acceptance signed by the attorney in the presence of a witness. In the latter case, the power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971) must be lodged with this Form of Acceptance for noting (see paragraph 8 below). No other signatures are acceptable.

2.
If you have sold or transferred, or wish to sell or transfer, all of your Units.    You should pass this Form of Acceptance together with the Offer Document and the reply paid envelope at once, to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected for transmission to the purchaser or transferee. However, this Form of Acceptance and the Offer Document should not be forwarded or transmitted in or into Italy, Canada or Japan. If you hold Certificated Registered Units and you wish to sell part of your holding of Units and also wish to accept the Offer in respect of the balance but are unable to obtain the balance certificate by the Offer Closing Date you should ensure that the stockbroker or other agent through whom you make the sale obtains the appropriate endorsement or indication, signed on behalf of Eurotunnel's registrars, Computershare Investor Services PLC, PO Box 82, The Pavilions, Bridgwater Road, Bristol BS99 7NH in respect of the balance of your holding of Units.

3.
If the sole holder has died.    If a grant of probate or letters of administration has/have been registered with Eurotunnel's registrars, Computershare Investor Services PLC, PO Box 82, The Pavilions, Bridgwater Road, Bristol BS99 7NH, this Form of Acceptance must be signed by the personal representative(s) of the deceased holder, each in the presence of a witness, and returned either by post or by hand to Computershare Investor Services PLC at either of the addresses given on page 1. If a grant of probate or letters of administration have not been registered with Eurotunnel's registrars, Computershare Investor Services PLC, PO Box 82, The Pavilions, Bridgwater Road, Bristol BS99 7NH, the personal representative(s) or the prospective personal representative(s) should sign this Form of Acceptance, each in the presence of a witness, and return it with the Unit certificate(s) and/or other document(s) of title to Computershare Investor Services PLC at either of the addresses given on page 1. However, the grant of probate or letters of administration must be lodged with Computershare Investor Services PLC before the consideration due under the Offer can be forwarded to the personal representative(s).

4.
If one of the joint holders has died.    This Form of Acceptance must be signed by all the surviving holders in the presence of a witness, and lodged with Computershare Investor Services PLC at either of the addresses given on page 1 with the Unit certificate(s) and/or other documents of title and accompanied by the death certificate, the grant of probate or letters of administration in respect of the deceased holder.

5.
If your Unit certificate(s) are held by your stockbroker, bank or some other agent.    Complete this Form of Acceptance and, if the Unit certificate(s) is/are readily obtainable, deliver this completed Form of Acceptance to your bank, stockbroker or other agent for lodging with Computershare Investor Services PLC at either of the addresses given on page 1 accompanied by the Unit certificate(s) and/or other document(s) of title. If the Unit certificate(s) is/are not readily obtainable, send this Form of Acceptance duly completed to Computershare Investor Services PLC at either of the addresses given on page 1 together with a note saying, for example, "Unit certificate(s) to follow" and arrange for the Unit certificate(s) to be forwarded to Computershare Investor Services PLC at either of the addresses given on page 1 as soon as possible thereafter. It is helpful for your agent to be informed of the full terms of the Offer.

6.
If your Unit certificate(s) have been lost.    Complete this Form of Acceptance and lodge it, together with any Unit certificate(s) available, with Computershare Investor Services PLC at either of the addresses given on page 1 accompanied by a letter stating that you have lost one or more of your Unit certificate(s). At the same time you should write to Eurotunnel's registrars at Computershare Investor Services PLC, PO Box 82, The Pavilions, Bridgwater Road, Bristol BS99 7NH, requesting that they send you a letter of indemnity for completion. When completed, the letter of indemnity must be lodged with Computershare Investor Services PLC at either of the addresses given on page 1 in support of this Form of Acceptance as soon as possible thereafter.

7.
If your Units are in CREST YOU SHOULD NOT COMPLETE THIS FORM OF ACCEPTANCE.    You should take the action set out in paragraph 1.2 of Part D of Chapter 6 of the Offer Document to transfer your Units to an escrow balance. If you are a CREST sponsored member, you should refer to your CREST sponsor, as only your CREST sponsor will be able to send the necessary TTE Instruction to CRESTCo in relation to your Units.

8.
If this Form of Acceptance is signed under a power of attorney.    The completed Form of Acceptance, together with the Unit certificate(s) and/or other document(s) of title, should be lodged with Computershare Investor Services PLC at either of the addresses given on page 1, accompanied by the original power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971). The power of attorney will be noted by the Computershare Investor Services PLC and returned as directed.

9.
If your name or other particulars differ from those appearing on your Unit certificate(s), for example:

(a)	Name on the certificate	James Smith
	Correct name	James John Smythe

    Complete this Form of Acceptance with the correct name and lodge it with Computershare Investor Services PLC at either of the addresses given on page 1 accompanied by your Unit certificate(s) and by a letter from your bank, stockbroker or solicitor confirming that the person described on the Unit certificate(s) and the person who has signed this Form of Acceptance are one and the same.

  (b)
  Incorrect address on the Unit certificate(s)

    Write the correct address above Box 1 of this Form of Acceptance.

  (c)
  Change of name

    If you have changed your name, lodge your marriage certificate or the deed poll or, in the case of a company, a copy of the certificate of incorporation on change of name, with this Form of Acceptance for noting.

10.
GET SA Shares and Warrants directly in the French register of GET SA

  If you do not have a registered address in one of the following countries ("Permitted CDI Corporate Nominee Jursidictions"), or if you have not correctly completed Boxes 5, 6, 7, 8, 9 and, if applicable, Box 10, you will not be able to hold your new GET SA Ordinary Shares and/or Warrants in the form of CDIs and will therefore hold your new GET SA Ordinary Shares and Warrants in registered form held in the register of GET SA in the name of the holder (nominatif pur).

  Permitted CDI Corporate Nominee Jurisdictions: the UK, Austria, Belgium, Bulgaria, the Channel Islands, Cyprus, the Czech Republic, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, the Isle of Man, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland, Portugal, Slovakia, Slovenia, Spain and Sweden.

  If you: (i) have accepted the Offer; (ii) have not made an election to hold your new GET SA Shares and/or Warrants in registered form held in the register of GET SA in the name of the holder (nominatif pur); and (iii) have a registered address in one of the Permitted CDI Corporate Nominee Jurisdictions, you will hold your new GET SA Ordinary Shares and/or Warrants in the form of CDIs on the terms and conditions of the Share and Warrant CDI Nominee Account.

11.
Letter of Indemnities

  If you have lost or misplaced your Unit certificate(s) and require a letter of indemnity (or for a replacement Unit certificate), please contact Computershare Investor Services PLC on 0870 703 0039, between 9am and 5pm on any London business day.

12.
Queries

  For all general queries on completing this Form of Acceptance, please contact Computershare Investor Services PLC on 0870 703 0039 (or +44 870 703 0039 from outside the United Kingdom), between 9am and 5pm on any London business day. However, please note that Computershare Investor Services PLC cannot provide financial advice or advice on the merits of the Offer and queries of this nature should be referred to your financial advisor.

Merrill France Sarl, Paris
07-7070-8